As filed with the Securities and Exchange Commission on August 31, 2005
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	13-4922640 (I.R.S. Employer Identification No.)
1 Riverside Plaza, Columbus, Ohio 43215
(Address of Principal Executive Offices) (Zip Code)

American Electric Power System
Retirement Savings Plan
(Full Title of the Plan)
___________
Thomas G. Berkemeyer, Esq.
Associate General Counsel
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1648
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
___________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered (1)	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $6.50 par value per share	15,000,000 shares	$37.02	$555,300,000.00	$65,358.81

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American Electric Power System Retirement Savings Plan.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend or, the securities covered by this Registration Statement.

(3)
Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low sale prices of the Common Stock on August 26, 2005 as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION

Not required to be filed with this Registration Statement.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not required to be filed with this Registration Statement.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule  428 under the Securities Act and Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by American Electric Power Company, Inc. (“AEP”) are incorporated by reference herein:

(i)	Annual Report on Form 10-K of AEP for the fiscal year ended December 31, 2004; as amended by the Annual Report on Form 10-K/A filed May 6, 2005;

(ii)	Quarterly Reports on Form 10-Q of AEP for the fiscal quarters ended March 31, 2005 and June 30, 2005;

(iii)	Current Reports on Form 8-K of AEP filed on April 28, 2005, April 4, 2005, March 9, 2005, February 28, 2005, February 25, 2005, January 31, 2005, January 21, 2005 and January 11, 2005;

(iv)
The description of AEP’s Common Stock, par value $6.50 per share (“Common Stock”), set forth in AEP’s Registration Statement on Form S-3, filed on May 23, 2003, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description; and

(v)	Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2004.

All documents subsequently filed by AEP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, has passed upon the legality of the shares of the Common Stock of the Registrant to be issued under the Plan. Mr. Berkemeyer is eligible to participate in the Plan.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the New York Business Corporation Law (the “NYBCL”) a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by any reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

The NYBCL further provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

The AEP By-Laws provide that to the fullest extent permitted by law, AEP shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of AEP or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of AEP, or of any subsidiary or affiliate of AEP, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of AEP, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to such provision of the AEP By-Laws; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

The AEP By-Laws further provide that in any case in which a director, officer or employee (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the AEP Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(a) to AEP’s Report on Form 10-K for the year ended December 31, 1998)

3.2	Certificate of Amendment to Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(b) to AEP’s Report on Form 10-K for the year ended December 31, 1998)

3.3	By-laws of AEP amended through December 15, 2003 (incorporated by reference to Exhibit (3)(d) to AEP’s Report on Form 10-K for the year ended December 31, 2003)

4	American Electric Power System Retirement Savings Plan (as amended and restated, effective January 1, 2003)

5
Opinion of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered.

The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

24	Power of Attorney and Resolutions of AEP

Item 9. UNDERTAKINGS

(a)        The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 31st day of August, 2005.

AMERICAN ELECTRIC POWER COMPANY, INC.

Michael G. Morris*
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:
Michael G. Morris *	Chairman of the Board and Chief Executive Officer	August 31, 2005

(ii) Principal Financial Officer:

/s/ Susan Tomasky	Executive Vice President And Chief Financial Officer	August 31, 2005
Susan Tomasky

(iii) Principal Accounting Officer:

/s/ Joseph m. Buonaiuto	Controller and Chief Accounting Officer	August 31, 2005
Joseph M. Buonaiuto

(iv) A Majority of the Directors:

*E. R. Brooks*	*Michael G. Morris
*Donald M. Carlton	*Lionel L. Nowell, III
*John P. DesBarres	*Richard l. Sandor
*Robert W. Fri	*Donald G. Smith
*William R. Howell	*Kathryn D. Sullivan
*Lester A. Hudson, Jr.

* By: /s/ Susan Tomasky		August 31, 2005
(Susan Tomasky, Attorney-in-Fact)

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 31st day of August, 2005.

AMERICAN ELECTRIC POWER SYSTEM
RETIREMENT SAVINGS PLAN

By:	/s/ Susan Tomasky
Name: Susan Tomasky
Title: Executive Vice President and
Chief Financial Officer of American Electric
Power Service Corporation - Plan Administrator

Exhibit Index

     Certain of the following exhibits, designated with an asterisk (*), have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit Number	Description

*3.1	Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(a) to AEP’s Report on Form 10-K for the year ended December 31, 1998)

*3.2	Certificate of Amendment to Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(b) to AEP’s Report on Form 10-K for the year ended December 31, 1998)

*3.3	Bylaws of AEP amended through December 15, 2003 (incorporated by reference to Exhibit (3)(d) to AEP’s Report on Form 10-K for the year ended December 31, 2003)

4	American Electric Power System Retirement Savings Plan

5	Opinion of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

24	Power of Attorney and Resolutions of AEP